Exhibit 10.21

55 N. Water Street, STE #1; Norwalk, CT 06854		Status:
Ph: (203) 899-3100 | Fax: (408) 521-3150		Order Date:
Revision Number:
Date: - -
Kayak Insertion Order:

Insertion Order Details

Customer IO/PO #	:
Agency	:
Advertiser:	:
Client Campaign	:

Contract Total Spend :

Flight Dates:

IO Contact:

Company Name :

Sales Contact :

Title:

Email :

Phone :

Fax :

Street Address :

City :

State :
Zip Code :

Bill To:

Company Name:

Attention:

Title:

Email:

Phone:

Fax:

Street Address:

City/State:

Zip:

Kayak Sales Contact:

Contact:

Title:

Email:

Phone:

Fax:

Kayak Trafficking & Billing Contact:

Contact:

Email:

Phone:

Flight Dates

Start	End	Property(ies)/Product/Ad Size	Vertical/Targeting Type/Target	Quantity	Cost Model	Rate	Spend

Total:

Legal Terms and Conditions:

Except as expressly set forth in the Modified or Additional Terms section below, this Insertion Order is a contract governed by law and by the Standard Terms and Conditions for Internet Advertising for Media Buys of One Year or Less v 2.0 (the “IAB Terms”) which terms are set forth below in full. If there is a conflict between the Modified or Additional Terms set forth below and the IAB Terms, the Modified or Additional Terms shall govern.

Modified or Additional Terms:

Bill Terms: Kayak Software Corporation	Payment Terms: Net 30
Termination: Either Kayak or Agency / Advertiser may terminate this Insertion Order with 30 days prior written notice.	Legal Terms: Kayak Software Corporation
Links tracking activity generated by email products will be live for the duration of the promotion period or for 14 days after the date on which the promotion is launched, whichever is shorter.	Advertiser understands that Suite of Products (SOP) clicks will be delivered via either the Deals section and/or the Weekly Email Newsletter at Kayak’s sole discretion.

Notes:

Agency / Advertiser Authorized Signature:	Date:

Kayak Software Corporation Authorized Signature:	Date:

Email the signed agreement to contracts@kayak.com